                           SIDLEY AUSTIN BROWN & WOOD
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


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                                                       November 14, 2001


Structured Asset Securities Corporation
101 Hudson Street
Jersey City, New Jersey  07302

                  Re: Structured Asset Securities Corporation
                      Mortgage-Backed Securities
                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's mortgage-backed securities (the "Securities") to be issued from time to time. The Registration Statement relates to the registration under the Act of Securities consisting of either (i) collateralized mortgage obligations ("Bonds") that will evidence the indebtedness of owner trusts established by the Registrant (each, an "Owner Trust") or (ii) mortgage pass-through certificates ("Certificates") that will evidence interests in trust funds established by the Registrant, in each case as described in the Registration Statement. The Securities are issuable in one or more series (each, a "Series") under (i) with respect to each Series of Bonds, a separate trust indenture (a "Trust Indenture", and together with any supplements thereto, an "Indenture") between the Owner Trust identified therein (acting through the owner trustee (the "Owner Trustee") named therein) and the trustee named therein, and (ii) with respect to each series of Certificates, a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Registrant, the servicer or master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein and the trustee named therein. The Securities of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

SIDLEY AUSTIN BROWN & WOOD                                             NEW YORK

Structured Asset Securities Corporation
November 14, 2001
Page 2


         In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

         In rendering this opinion, we have further assumed that: (i) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement; (ii) the Trust Indenture with respect to each Series of Bonds is executed and delivered substantially in the form included as Exhibit
4.2 to the Registration Statement; (iii) each party to the Pooling and Servicing Agreement or Indenture, as the case may be, with respect to each Series of Securities has the power and authority to enter into and perform all of such party's obligations thereunder; (iv) the Pooling and Servicing Agreement or Indenture, as the case may be, constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms; and (v) the transactions contemplated to occur under the Registration Statement and the Pooling and Servicing Agreement or Indenture, as the case may be, with respect to each Series of Securities in fact occur in accordance with the terms thereof.

         Based upon and subject to the foregoing, we are of the opinion that when--

                  (i) the Registration Statement becomes effective,

                  (ii) the issuance and principal terms of any Series of Securities have been duly authorized by appropriate corporate action by the Registrant and, in the case of Bonds issued by an Owner Trust, the applicable Owner Trustee on behalf of such Owner Trust,

                  (iii) the Pooling and Servicing Agreement or Indenture, as the case may be, relating to such Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto,

                  (iv) the Securities of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement or Indenture, as the case may be, relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto,

SIDLEY AUSTIN BROWN & WOOD                                             NEW YORK

Structured Asset Securities Corporation
November 14, 2001
Page 3


the Securities of such Series will be legally and validly issued and outstanding, fully paid and non-assessable and, in the case of Bonds, will be binding obligations of the applicable Owner Trust, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in each Prospectus included as part of the Registration Statement and in the Prospectus Supplement relating to each Series of Securities with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

         We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                        Very truly yours,

                                        /s/ Sidley & Austin